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As filed with the Securities and Exchange Commission on July 22, 2008

Registration No. 001-34064

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2
TO
FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

TICKETMASTER
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	95-4546874 (I.R.S. Employer Identification No.)
8800 Sunset Blvd., West Hollywood, CA (Address of Principal Executive Offices)	90069 (Zip Code)
(310) 360-3300 (Registrant's telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:

None

        Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

        This Registration Statement has been prepared on a prospective basis on the assumption that, among other things, the spin-offs (as described in the Information Statement which is a part of this Registration Statement) and the related transactions contemplated to occur prior to or contemporaneously with the spin-offs will be consummated as contemplated by the Information Statement. There can be no assurance, however, that any or all of such transactions will occur or will occur as so contemplated. Any significant modifications to or variations in the transactions contemplated will be reflected in an amendment or supplement to this Registration Statement.

INFORMATION REQUIRED IN REGISTRATION STATEMENT
CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND
ITEMS OF FORM 10

        This registration statement on Form 10 of Ticketmaster hereby incorporates by reference the information contained in the information statement filed as Exhibit 99.1 to this Form 10 (the "Information Statement"). For your convenience, Ticketmaster has provided below a cross-reference sheet identifying where the items required by Form 10 can be found in the Information Statement.

Item No.	Caption	Location in Information Statement
Item 1.	Business	See "Summary," "Risk Factors," "Certain Information With Respect To Ticketmaster—Business of Ticketmaster" and "Certain Relationships and Related Party Transactions"
Item 1A.	Risk Factors	See "Risk Factors" and "Certain Information With Respect To Ticketmaster—Risk Factors Relating to the Business of Ticketmaster Following the Spin-Offs"
Item 2.	Financial Information	See "Certain Information With Respect To Ticketmaster—Capitalization," "Certain Information With Respect To Ticketmaster—Selected Historical Financial Data," "Certain Information With Respect To Ticketmaster—Unaudited Pro Forma Condensed Combined Financial Statements," "Certain Information With Respect To Ticketmaster—Management's Discussion and Analysis of Financial Condition and Results of Operations of Ticketmaster," "Certain Information With Respect To Ticketmaster—Quantitative and Qualitative Disclosures about Market Risk" and "Annex C—Ticketmaster Combined Financial Statements"
Item 3.	Properties	See "Certain Information With Respect To Ticketmaster—Business of Ticketmaster—Properties"
Item 4.	Security Ownership of Certain Beneficial Owners and Management	See "Certain Information With Respect To Ticketmaster—Ticketmaster Security Ownership of Certain Beneficial Owners and Management"
Item 5.	Directors and Executive Officers	See "Certain Information With Respect To Ticketmaster—Management of Ticketmaster"
Item 6.	Executive Compensation	See "Certain Information With Respect To Ticketmaster—Ticketmaster Executive Compensation" and "Spinco Stock and Annual Incentive Plans"
Item 7.	Certain Relationships and Related Transactions, and Director Independence	See "Certain Information With Respect To Ticketmaster" and "Certain Relationships and Related Party Transactions"
Item 8.	Legal Proceedings	See "Certain Information With Respect To Ticketmaster—Business of Ticketmaster—Ticketmaster Legal Proceedings"

2

Item 9.	Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters	See "Summary," "The Separation," "Dividend Policy," "Certain Information With Respect To Ticketmaster—Ticketmaster Executive Compensation," "Certain Information With Respect To Ticketmaster—Ticketmaster Security Ownership of Certain Beneficial Owners and Management," "Certain Information With Respect To Ticketmaster—Capitalization" and "Spinco Stock and Annual Incentive Plans"
Item 10.	Recent Sales of Unregistered Securities	Not applicable
Item 11.	Description of Registrant's Securities to be Registered	See "The Separation" and "Description of Capital Stock of the Spincos"
Item 12.	Indemnification of Directors and Officers	See "Description of Capital Stock of the Spincos—Limitation on Liability of Directors and Indemnification of Directors and Officers" and "Certain Relationships and Related Party Transactions"
Item 13.	Financial Statements and Supplementary Data	See "Certain Information With Respect To Ticketmaster—Selected Historical Financial Data," "Certain Information With Respect To Ticketmaster—Unaudited Pro Forma Condensed Combined Financial Statements" and "Annex C—Ticketmaster Combined Financial Statements"
Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	Not applicable
Item 15.	Financial Statements and Exhibits	See "Certain Information With Respect To Ticketmaster—Unaudited Pro Forma Condensed Combined Financial Statements" and "Annex C—Ticketmaster Combined Financial Statements"

  (a)   List of Financial Statements and Schedules.

    The following financial statements are included in the Information Statement and filed as part of this Registration Statement on Form 10:

      (1)
      Unaudited Pro Forma Condensed Combined Financial Statements of Ticketmaster; and

      (2)
      Ticketmaster Combined Financial Statements, including Report of Independent Registered Public Accounting Firm

      (3)
      Schedule of Valuation and Qualifying Accounts

  (b)   Exhibits.

    The following documents are filed as exhibits hereto:

Exhibit No.	Exhibit Description
2.1	Form of Separation and Distribution Agreement by and among HSN, Inc., Interval Leisure Group, Inc., Ticketmaster, Tree.com, Inc. and IAC/InterActiveCorp*

3

2.2	Agreement and Plan of Merger among Ticketmaster, V.I.P. Merger Sub Inc., The V.I.P. Tour Company, TNSH, LLC, and certain stockholders of The V.I.P. Tour Company, dated January 11, 2008*
3.1	Form of Amended and Restated Certificate of Incorporation of Ticketmaster*
3.2	Form of Amended and Restated By-laws of Ticketmaster*
10.1	Form of Tax Sharing Agreement among HSN, Inc., Interval Leisure Group, Inc., Ticketmaster, Tree.com, Inc. and IAC/InterActiveCorp*
10.2	Form of Transition Services Agreement among HSN, Inc., Interval Leisure Group, Inc., Ticketmaster, Tree.com, Inc. and IAC/InterActiveCorp*
10.3	Form of Employee Matters Agreement among HSN, Inc., Interval Leisure Group, Inc., Ticketmaster, Tree.com, Inc. and IAC/InterActiveCorp*
10.4	Spinco Agreement, dated as of May 13, 2008, between IAC/InterActiveCorp, Liberty Media Corporation, LMC Silver King, Inc., Liberty HSN II, Inc., LMC USA VIII, Inc., LMC USA IX, Inc., LMC USA XI, Inc., LMC USA XII, Inc., LMC USA XIII, Inc., LMC USA XIV, Inc., LMC USA XV, Inc., Liberty Tweety, Inc., BDTV Inc., BDTV II Inc., BDTV III Inc., BDTV IV Inc. and Barry Diller (filed as Exhibit 10.1 to IAC/InterActiveCorp's Current Report on Form 8-K (SEC File No. 0-20570) dated May 13, 2008 and incorporated herein by reference)
10.5	Employment Agreement between IAC/InterActiveCorp and Sean Moriarty, dated as of [ ], 2008*†
10.6	Employment Agreement between Ticketmaster L.L.C. and Ed Weiss, effective as of January 1, 2008†
10.7	Employment Agreement between Ticketmaster L.L.C. and Eric Korman, effective as of April 10, 2006†
10.8	Letter Agreement between Ticketmaster Corporation and Ticketmaster Group Limited Partnership, dated as of July 31, 2006
10.9	Letter Agreement between Ticketmaster Corporation and Ticketmaster Group Limited Partnership, dated as of February 6, 2006
10.10	Letter Agreement between Ticketmaster L.L.C. and Ticketmaster Group Limited Partnership, dated as of October 17, 2005
10.11	Letter Agreement between Ticketmaster L.L.C. and Ticketmaster Group Limited Partnership, dated as of March 21, 2002
10.12	Letter Agreement between Ticketmaster Corporation and Ticketmaster Group Limited Partnership, dated as of February 7, 2001
10.13	Amendment to License Agreement between Ticketmaster Corporation and Ticketmaster Group Limited Partnership, dated as of August 31, 1999
10.14	Letter Agreement between Ticketmaster Corporation and Ticketmaster Group Limited Partnership, dated as of July 28, 1997
10.15	Consent and Agreement between Ticketmaster Corporation and Ticketmaster Group Limited Partnership, dated as of January 5, 1996
10.16	License Agreement between Ticketmaster Corporation and Ticketmaster Group Limited Partnership, dated as of May 23, 1991
10.17	Ticketmaster 2008 Stock and Annual Incentive Plan*†
10.18	Employment Agreement between Brian Regan and Ticketmaster L.L.C., dated as of May 2008†
10.19	Deferred Compensation Plan for Non-Employee Directors*†

4

21.1	Subsidiaries of Ticketmaster*
99.1	Preliminary Information Statement of HSN, Inc., Interval Leisure Group, Inc., Ticketmaster and Tree.com, Inc. subject to completion, dated July 22, 2008
99.2	Supplemental Quarterly Financial Data for the Year Ended December 31, 2007 (filed as Exhibit 99.2 to Ticketmaster's Amendment No. 1 to Form 10 and incorporated herein by reference)

*
To be filed by amendment

†
Reflects management contracts and management and director compensatory plans

5

SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Ticketmaster
By:	/s/ GREGORY R. BLATT
Name: Gregory R. Blatt
Title: Vice President

Dated: July 22, 2008

EXHIBIT INDEX

Exhibit No.	Exhibit Description
2.1	Form of Separation and Distribution Agreement by and among HSN, Inc., Interval Leisure Group, Inc., Ticketmaster, Tree.com, Inc. and IAC/InterActiveCorp*
2.2	Agreement and Plan of Merger among Ticketmaster, V.I.P. Merger Sub Inc., The V.I.P. Tour Company, TNSH, LLC, and certain stockholders of The V.I.P. Tour Company, dated January 11, 2008*
3.1	Form of Amended and Restated Certificate of Incorporation of Ticketmaster*
3.2	Form of Amended and Restated By-laws of Ticketmaster*
10.1	Form of Tax Sharing Agreement among HSN, Inc., Interval Leisure Group, Inc., Ticketmaster, Tree.com, Inc. and IAC/InterActiveCorp*
10.2	Form of Transition Services Agreement among HSN, Inc., Interval Leisure Group, Inc., Ticketmaster, Tree.com, Inc. and IAC/InterActiveCorp*
10.3	Form of Employee Matters Agreement among HSN, Inc., Interval Leisure Group, Inc., Ticketmaster, Tree.com, Inc. and IAC/InterActiveCorp*
10.4
Spinco Agreement, dated as of May 13, 2008, between IAC/InterActiveCorp, Liberty Media Corporation, LMC Silver King, Inc., Liberty HSN II, Inc., LMC USA VIII, Inc., LMC USA IX, Inc., LMC USA XI, Inc., LMC USA XII, Inc., LMC USA XIII, Inc., LMC USA XIV, Inc., LMC USA XV, Inc., Liberty Tweety, Inc., BDTV Inc., BDTV II Inc., BDTV III Inc., BDTV IV Inc. and Barry Diller (filed as Exhibit 10.1 to IAC/InterActiveCorp's Current Report on Form 8-K (SEC File No. 0-20570) dated May 13, 2008 and incorporated herein by reference)
10.5	Employment Agreement between IAC/InterActiveCorp and Sean Moriarty, dated as of [ ], 2008*†
10.6	Employment Agreement between Ticketmaster L.L.C. and Ed Weiss, effective as of January 1, 2008†
10.7	Employment Agreement between Ticketmaster L.L.C. and Eric Korman, effective as of April 10, 2006†
10.8	Letter Agreement between Ticketmaster Corporation and Ticketmaster Group Limited Partnership, dated as of July 31, 2006
10.9	Letter Agreement between Ticketmaster Corporation and Ticketmaster Group Limited Partnership, dated as of February 6, 2006
10.10	Letter Agreement between Ticketmaster L.L.C. and Ticketmaster Group Limited Partnership, dated as of October 17, 2005
10.11	Letter Agreement between Ticketmaster L.L.C. and Ticketmaster Group Limited Partnership, dated as of March 21, 2002
10.12	Letter Agreement between Ticketmaster Corporation and Ticketmaster Group Limited Partnership, dated as of February 7, 2001
10.13	Amendment to License Agreement between Ticketmaster Corporation and Ticketmaster Group Limited Partnership, dated as of August 31, 1999
10.14	Letter Agreement between Ticketmaster Corporation and Ticketmaster Group Limited Partnership, dated as of July 28, 1997

10.15	Consent and Agreement between Ticketmaster Corporation and Ticketmaster Group Limited Partnership, dated as of January 5, 1996
10.16	License Agreement between Ticketmaster Corporation and Ticketmaster Group Limited Partnership, dated as of May 23, 1991
10.17	Ticketmaster 2008 Stock and Annual Incentive Plan*†
10.18	Employment Agreement between Brian Regan and Ticketmaster L.L.C., dated as of May 2008†
10.19	Deferred Compensation Plan for Non-Employee Directors*†
21.1	Subsidiaries of Ticketmaster*
99.1	Preliminary Information Statement of HSN, Inc., Interval Leisure Group, Inc., Ticketmaster and Tree.com, Inc., subject to completion, dated July 22, 2008
99.2	Supplemental Quarterly Financial Data for the Year Ended December 31, 2007 (filed as Exhibit 99.2 to Ticketmaster's Amendment No. 1 to Form 10 and incorporated herein by reference.)

*
To be filed by amendment

†
Reflects management contracts and management and director compensatory plans

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INFORMATION REQUIRED IN REGISTRATION STATEMENT CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10
SIGNATURES
EXHIBIT INDEX